Exhibit 99

FOR IMMEDIATE RELEASE

ENERJEX REPORTS THAT PROVED PV 10 VALUE OF ITS RESERVES

HAS INCREASED OVER 28% TO $39.6 MILLION

OVERLAND PARK, KAN. (June 3, 2008) – EnerJex Resources, Inc. (OTCBB: EJXR) today announced that its estimated pretax future net income discounted at 10% (commonly known as PV 10) of proved reserves as of March 31, 2008 increased to $39.6 million from $30.9 million as of December 31, 2007, reflecting an increase in excess of 28% over the three month period.

EnerJex CEO Steve Cochennet noted, “The increase in reserves was due primarily to increased production from the new water flood initiative at Black Oaks as well as additional shallow production from new wells drilled since December 31st.  The increase in value was also positively impacted due to an increase in commodity prices from the prior period and the recent 18-month fixed price swap executed with Shell Trading (US) Company effective April 1st.”

EnerJex total net proved reserves increased from 1.2 million barrels of oil equivalent (BOE) to 1.4 million BOE over the same three month period. Total net proved reserves were made up of 64% proved developed and 36% proved undeveloped. The proved developed reserves were made up of 82% proved developed producing and 18% proved developed non-producing reserves.

The March 31, 2008 PV10 valuation of 1.4 million (BOE) was based on an oil price of $94.53 per barrel and $7.479 per million cubic feet (Mcf) for natural gas. This compares to 1.2 million BOE at December 31, 2007 using prices of $84.25 per barrel for oil and $5.657 per Mcf for natural gas. The report was prepared by McCune Engineering, an independent licensed petroleum engineering firm based in Kansas. It encompasses EnerJex’s oil and natural gas development projects in Eastern Kansas.

Summary of Proved Oil and Natural Gas Reserves

as of March 31, 2008(1)

Proved Reserves Category	Gross BOE(2)	Net BOE(3)	PV10 (before tax)
Proved, Developed Producing	1,057,725	765,271	$22,750,447
Proved, Developed Non-Producing	200,233	162,836	$ 5,446,999
Proved, Undeveloped	705,750	510,974	$11,413,886
Total Proved	1,963,708	1,439,081	$39,611,332
*BOE = barrels of oil equivalent (with 6 Mcf of natural gas = 1 barrel of oil)

(1)	For a reconciliation to the comparable GAAP financial measure, see “About PV10 Values,” below.

(2)	Gross BOE represents BOE of all revenue interest owners.

(3)	Net BOE represents BOE at EnerJex’s net revenue interest.

Proved Oil and Natural Gas Reserves by Project

as of March 31, 2008

Black Oaks Project:

	Gross STB*	Net STB*	PV10 (before tax)
Proved, Developed Producing	564,107	355,869	$6,761,835
Proved, Developed Non-Producing	0	0	0
Proved, Undeveloped	255,000	142,292	$2,357,266
Total Proved	819,107	498,161	$9,119,101

DD Energy Project:

	Gross STB*	Net STB*	PV10 (before tax)
Proved, Developed Producing	231,318	195,209	$ 7,391,725
Proved, Developed Non-Producing	82,900	69,058	$ 2,744,148
Proved, Undeveloped	202,750	169,521	$ 4,752,611
Total Proved	516,968	433,788	$14,888,484

Thoren Project:

	Gross STB*	Net STB*	PV10 (before tax)
Proved, Developed Producing	105,939	89,770	$4,568,767
Proved, Developed Non-Producing	0	0	0
Proved, Undeveloped	38,000	32,211	$ 598,743
Total Proved	143,939	121,981	$5,167,510

Tri-County Project:

	Gross STB*	Net STB*	PV10 (before tax)
Proved, Developed Producing	126,299	99,959	$3,225,763
Proved, Developed Non-Producing	59,000	46,013	$1,627,150
Proved, Undeveloped	210,000	166,950	$3,705,266
Total Proved	395,299	312,922	$8,558,179

Gas City Project:

	Gross STB*	Gross Mcf*	Net Mcf*	PV10 (before tax)
Proved, Developed Producing	6,500	141,371	114,610	$ 802,357

Proved, Developed Non-Producing	0	350,000	286,587	$1,075,701
Proved, Undeveloped	0	0	0	0
Total Proved	6,500	491,371	401,197	$1,878,058

*STB = one stock-tank barrel

EnerJex began its development and drilling program in April 2007 with zero reserves.  Mr. Cochennet summarized, “In less than one year we have added over $39.6 million in proved PV 10 value with less than $12 million of debt and we still have in excess of 400 additional drillable locations on current acreage under lease.”

About EnerJex Resources, Inc.

EnerJex is an oil and natural gas acquisition, exploration and development company. EnerJex’s principal strategy is to focus on the acquisition of oil and natural gas mineral leases that have existing production and cash flow. Once acquired, EnerJex implements an accelerated development program utilizing capital resources, a regional operating focus, an experienced management and technical team, and enhanced recovery technologies to attempt to increase production and increase returns for its stockholders. EnerJex’s oil and natural gas acquisition and development activities are currently focused in Eastern Kansas.

Forward Looking Statements

The statements in this press release regarding any implied or perceived benefits from existing oil and gas field properties, actual proven reserves and revenues to be derived from the reserves, plans to drill additional oil and gas wells, anticipated revenues, the acquisition of additional oil or gas leases, maintaining mineral lease rights, and any other effects resulting from any of the above are forward-looking statements. Such statements involve risks and uncertainties, including, but not limited to, the continued production of oil and gas at historical rates, costs of operations, delays, and any other difficulties related to producing oil or gas, continued maintenance of the oil field and properties, price of oil or gas, marketing and sales of produced oil and gas, estimates made in evaluating proven reserves, risks and effects of legal and administrative proceedings and governmental regulation, future financial and operational results, competition, general economic conditions, and the ability to manage and continue growth.

The reserve values stated in the McCune report are estimates and should not be interpreted as being exact quantities. They may or may not be actually recovered and the revenues stated in the report may be more or less than what will ultimately be recovered. While the reserve estimates presented in the report were believed reasonable at March 31, 2008, several factors may lead to a future revision of the reserve estimates presented in the report, including general economics, EnerJex’s operations and reservoir performance.

Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes may vary materially from those indicated. Important factors that could cause actual results to differ materially from the forward-looking statements EnerJex makes in this news release include market conditions and those set forth in reports or documents it files from time to time with the SEC. EnerJex undertakes no obligation to revise or update such statements to reflect current events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Cautionary Note to U.S. Investors

The United States Securities and Exchange Commission permits oil and gas companies, in their filings with the SEC, to disclose only proved reserves as defined in Rule 4-10(a) of Regulation S-X. EnerJex uses certain terms herein, such as probable reserves, which the SEC’s guidelines strictly prohibit EnerJex from including in filings with the SEC. U.S. Investors are urged to consider closely the disclosure in EnerJex’s Form 10-KSB, File No. 000-30234, available from EnerJex at 7300 W. 110th, 7th Floor, Overland Park, Kansas  66210. You can also obtain this form from the SEC by calling 1-800-SEC-0330 or on the SEC’s website at www.sec.gov.

About PV 10 Values:

PV 10 value means the estimated future gross revenue to be generated from the production of proved reserves, net of estimated production and future development and abandonment costs, using prices and costs in effect at the determination date, before income taxes, and without giving effect to non-property related expenses, discounted to a present value using an annual discount rate of 10% in accordance with the guidelines of the SEC. PV 10 is a non-GAAP financial measure and generally differs from the standardized measure of discounted future net cash flows, the most directly comparable GAAP financial measure, because it does not include the effects of income taxes on future net revenues.

Reconciliation of PV 10 to Standardized Measure

Net present value of future net cash flows, before income taxes, or PV 10	$39,611,332
Future income taxes, discounted at 10%	(11,410,779)
Standardized measure of discounted future net cash flows	$28,200,553

Note: PV 10 is not a substitute for the standardized measure. EnerJex’s PV 10 measure and the standardized measure of discounted future net cash flows do not purport to present the fair value of its natural gas and oil reserves. EnerJex includes it herein because it believes analysts and investors in oil and gas companies typically use this measure to compare companies in the oil and gas industry.

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For further information contact:

Debbie Hagen, Investor Relations

913-642-3715 or dhagen@hagenandpartners.com

OR

Dede Jones, Director of Finance

913-693-4600 or djones@enerjexresources.com